UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2025

USA Compression Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-35779	75-2771546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8117 Preston Road, Suite 510A

Dallas, Texas 75225

(Address of principal executive offices) (Zip Code)

(214) 545-0440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	USAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2025, USA Compression Partners, LP (the “Partnership”) and USA Compression Partners, LLC, a wholly owned subsidiary of the Partnership (the “Buyer”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) among the Partnership, the Buyer, Westerman, Ltd. (the “Seller”), J-W Energy Company (“J-W Energy”) and J-W Power Company (“J-W Power”), pursuant to which the Buyer agreed to purchase all of the issued and outstanding capital stock of J-W Energy from the Seller for an aggregate purchase price of approximately $860.0 million, subject to certain customary adjustments as set forth in the Purchase Agreement (the “Acquisition”), consisting of (i) $430.0 million of cash to be paid at closing of the Acquisition (the “Closing”) and (ii) approximately 18.3 million common units representing limited partner interests in the Partnership (“common units”), with a value of approximately $430.0 million, to be issued at the Closing (the “Unit Consideration”).

Completion of the Acquisition is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) the accuracy of the representations and warranties contained in the Purchase Agreement (subject to certain qualifications), (ii) the performance by the parties to the Purchase Agreement of their respective obligations under the Purchase Agreement in all material respects, (iii) the absence of legal restraints preventing the consummation of the transactions contemplated by the Purchase Agreement, including the Acquisition and (iv) the absence of the occurrence of a material adverse effect with respect to the Seller, J-W Energy and J-W Power. The Acquisition is expected to close in the first quarter of 2026, subject to satisfaction of customary closing conditions and regulatory approvals.

The Purchase Agreement contains certain termination rights, including: (i) by mutual agreement of the Buyer and the Seller; (ii) by either the Buyer or the Seller, if any governmental authority takes any action enjoining or prohibiting any of the transactions contemplated by the Purchase Agreement, including the Acquisition; (iii) by either the Buyer or the Seller, if the Closing has not occurred on or before 90 days following the date of the Purchase Agreement and the failure of satisfying such closing condition has not been waived, except that the Buyer may extend for an additional sixty days if such failure to satisfy the closing conditions is a result of the failure to obtain any necessary governmental or regulatory approvals; (iv) by the Seller if there is an uncured (within 10 days of written notice) material breach by the Buyer or the Partnership that would result in the failure of a closing condition; or (v) by the Buyer if there is an uncured (within 10 days of written notice) material breach by the Seller, J-W Energy or J-W Power that would result in the failure of a closing condition. The Purchase Agreement provides that upon the termination by the Seller under certain specified circumstances, the Buyer will be required to pay the Seller a termination fee of $5.0 million.

The Purchase Agreement contains customary representations, warranties and covenants by each of the parties to the Purchase Agreement. In addition, the Purchase Agreement also contains customary pre-closing covenants, including the obligation of the Seller, J-W Energy and J-W Power to conduct their respective businesses in the ordinary course consistent with past practice in all material respects and to refrain from taking specified actions, subject to certain exceptions.

Pursuant to the Purchase Agreement, the Buyer has agreed to indemnify the Seller and its affiliates, equity holders, partners, members, directors, managers, employees and agents against certain losses resulting from any breach of a representation, warranty, agreement or covenant of the Buyer or the Partnership. The Seller has agreed to indemnify the Buyer and the Partnership and their respective affiliates, equity holders, partners, members, directors, officers, managers, employees and agents against certain losses resulting from any breach of a representation, warranty, agreement or covenant of the Seller and for certain other matters.

Pursuant to the terms of the Purchase Agreement, in connection with the Closing, the Partnership and the Seller will enter into a registration rights agreement (the “Registration Rights Agreement”) and a board observer rights agreement (the “Observer Rights Agreement”). Pursuant to the Registration Rights Agreement, the Partnership will grant the Seller certain rights to require the Partnership to file and maintain the effectiveness of a registration statement with respect to the resale of the common units to be issued as the Unit Consideration, and under certain circumstances, to require the Partnership to initiate underwritten offerings for the common units to be issued as the Unit Consideration. Under the terms of the Purchase Agreement, the Seller has agreed not to dispose of 50.0% of the common units to be received as the Unit Consideration for a period of six months following the Closing and, with respect to the remaining 50.0% of the common units to be received as the Unit Consideration, for a period of 12 months following the Closing. The form of the Registration Rights Agreement is attached to the Purchase Agreement as Exhibit B.

Pursuant to the Observer Rights Agreement, from the date of the Closing until the first anniversary thereof, the Seller will be entitled to appoint one non-voting observer to the board of directors of the general partner of the Partnership. The Observer Rights Agreement is attached to the Purchase Agreement as Exhibit C.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures, as applicable.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Unit Consideration set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Any issuance of common units pursuant to the Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 7.01	Regulation FD Disclosure.

On December 1, 2025, the Partnership issued a press release announcing the entry into the Purchase Agreement. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On December 1, 2025, the Partnership posted an investor presentation related to the announcement of the Acquisition. A copy of the investor presentation is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 and the press release attached hereto as Exhibit 99.1 and the investor presentation attached hereto as Exhibit 99.2 relating to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Some of the information in this Current Report on Form 8-K may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Partnership’s business, performance and opportunities following the completion of the transaction, including the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this Current Report on Form 8-K. The risk factors and other factors noted throughout this Current Report on Form 8-K could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include, among others, risks related to the ability of the parties to complete the proposed transaction on the proposed terms and schedule, including obtaining required regulatory approvals; risks associated with the proposed transaction, such as that the expected benefits of the proposed transaction will not occur; risks related to future opportunities and plans for the Partnership, including uncertainty regarding the expected financial performance and results of the Partnership following completion of the proposed transaction; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the possibility that if the Partnership does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Partnership’s common units could decline, as well as other risks related to the Partnership’s business and the factors described in Part I, Item 1A of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2025, Part II Item 1A of the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was filed with the SEC on May 6, 2025, and subsequently filed reports. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated November 29, 2025, among USA Compression Partners, LP, USA Compression Partners, LLC, Westerman, Ltd., J-W Energy Company and J-W Power Company

99.1	Press Release dated December 1, 2025

99.2	Investor Presentation dated December 1, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

*

Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2025	USA Compression Partners, LP

	By:	USA Compression GP, LLC, its General Partner

	By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary